Exhibit 16.1

March 11, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Maui Land & Pineapple Company, Inc.’s Form 8-K dated March 11, 2014, and have the following comments:

1.              We agree with the statements made in the third and fourth paragraphs as it pertains to our firm.

2.              We have no basis on which to agree or disagree with any other statements of the Registrant.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
Honolulu, Hawaii